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                                                                     EXHIBIT 1.1





                        6,000,000 Shares of Common Stock

                              ORBCOMM CORPORATION

                             UNDERWRITING AGREEMENT


                                                                        , 1998
                                                              ----------

BEAR, STEARNS & CO. INC.
245 Park Avenue
New York, New York  10167

J.P. MORGAN SECURITIES INC.
60 Wall Street
New York, New York  10260

Dear Sirs:

                 ORBCOMM Corporation, a corporation organized and existing under the laws of Delaware (the "Company"), proposes subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 6,000,000 shares (the "Firm Shares") of the Company's common stock, par value $.01 per share (the "Common Stock") and, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, up to an additional 900,000 shares (the "Additional Shares") of Common Stock. The Firm Shares and any Additional Shares purchased by the Underwriters are referred to herein as the "Shares." The Shares are more fully described in the Registration Statement referred to below.

                 The Company and ORBCOMM Global, L.P., a Delaware limited partnership ("ORBCOMM"), have entered into a Subscription Agreement (the "Subscription Agreement") and an Administrative Services Agreement (the "Company Administrative Services Agreement"). On or prior to the Closing Date (as defined below): (i) ORBCOMM will solicit (the "Consent Solicitation") pursuant to a Consent Solicitation Statement (the
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"Consent Solicitation Statement") the consents (the "Consents") of holders of its 14% Senior Notes due 2004 (the "Notes") to certain amendments (the "Proposed Amendments") to the Indenture, dated as of August 7, 1996 (the "Indenture") among ORBCOMM, ORBCOMM Global Capital Corp., the guarantors named therein and Marine Midland Bank, as Trustee (the "Trustee"), and in connection with the Proposed Amendment, enter into a Supplemental Indenture to the Indenture (the "First Supplemental Indenture"); (ii) Orbital Communications Corporation, a Delaware corporation ("OCC"), Teleglobe Mobile Partners, a Delaware general partnership ("Teleglobe Mobile"), ORBCOMM and the Company will enter into an Amended and Restated Agreement of Limited Partnership of ORBCOMM (the "Partnership Agreement"); (iii) OCC, Teleglobe Mobile and ORBCOMM will enter into a Contribution Agreement (the "Contribution Agreement") pursuant to which OCC and Teleglobe Mobile will contribute to ORBCOMM their respective partnership interests in ORBCOMM USA, L.P. and ORBCOMM International, L.P., respectively; (iv) the Company, ORBCOMM, OCC and Teleglobe Mobile will enter into a Unit Exchange and Registration Rights Agreement (the "Unit Exchange Agreement"); (v) the Company and ORBCOMM will enter into a Share Issuance Agreement (the "Share Issuance Agreement"); and (vi) ORBCOMM will issue and sell to the Company and the Company will purchase from ORBCOMM partnership units (the "Partnership Units") under the Subscription Agreement with the proceeds (net of underwriting discounts and commissions and offering expenses) from the issuance and sale of the Shares as contemplated by this Agreement and the Registration Statement, and the Company shall be admitted as a general partner of ORBCOMM. The transactions specified in clauses (i) through (vi) of the preceding sentence, are collectively referred to herein as the "Transactions." The Subscription Agreement, the Company Administrative Services Agreement, the First Supplemental Indenture, the Partnership Agreement, the Contribution Agreement, the Unit Exchange Agreement and the Share Issuance Agreement are collectively referred to herein as the "Transaction Agreements."

                 1. Representations and Warranties of the Company. The Company and ORBCOMM, jointly and severally, represent and warrant to, and agree with the Underwriters that:

                 (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, and may have filed an amendment or amendments thereto, on Form S-1 (No. 333-50599), for the registration of the Shares under the Securities Act of 1933, as amended (the "Act"), and no stop order suspending the effectiveness of such registration statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company or ORBCOMM, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. Such registration statement, including the prospectus, financial statements and schedules, exhibits and all other documents filed as a part thereof, as amended at the time of effectiveness of the registration statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A or Rule 434 of the Rules and Regulations of the Commission under the Act (the "Regulations"), is herein called the "Registration Statement" and the prospectus, in the form first filed with the Commission






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pursuant to Rule 424(b) of the Regulations or filed as part of the Registration
Statement at the time of effectiveness if no Rule 424(b) or Rule 434 filing is required, is herein called the "Prospectus." The term "preliminary prospectus" as used herein means a preliminary prospectus used in connection with the offer of the Shares prior to the date hereof that omits information with respect to the Shares and the Offering (as defined below) permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A of the Regulations.

                 (b) At the time of the effectiveness of the Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission and at the Closing Date and the Additional Closing Date (as defined below), if any, the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Act and the Regulations and does not or will not contain an untrue statement of a material fact and does not or will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus, in light of the circumstances under which they were made, not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. The Prospectus, any preliminary prospectus and any amendment thereof, supplement thereto or prospectus wrapper prepared in connection therewith at their respective times of issuance and at the Closing Date, complied with and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectus and any such preliminary prospectus, as amended or supplemented (including any prospectus wrapper), if applicable, are distributed in connection with the offer and sale of Directed Shares (as defined below). The Prospectus and any preliminary prospectus delivered to the Underwriters for use in connection with the Offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement thereto (including any prospectus wrapper) in reliance upon and in conformity with information furnished in writing to the Company or ORBCOMM by or on behalf of any Underwriter through you as herein stated expressly for use in connection with the preparation thereof. If Rule 434 is used, the Company and ORBCOMM will comply with the requirements of Rule 434.





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                 (c)      KPMG Peat Marwick LLP, who have certified the
financial statements and supporting schedules included in the Registration Statement, are independent public accountants as required by the Act and the Regulations.

                 (d) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, there has been no change in the capital stock, partnership interest or long-term debt of the Company or ORBCOMM, and there has been no development having a material adverse effect on the business, prospects, properties, operations, condition (financial or other), partners' equity or results of operations (a "Material Adverse Effect") of (i) the Company or (ii) ORBCOMM and its subsidiaries taken as a whole, in each case whether or not arising from transactions in the ordinary course of business. Since the date of the latest audited balance sheet presented in the Registration Statement and the Prospectus, neither the Company nor ORBCOMM nor any of its subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company, or ORBCOMM and its subsidiaries taken as a whole, except for liabilities or obligations which are reflected in the Registration Statement and the Prospectus. As used in this Agreement, the term "subsidiary" means any corporation, partnership, joint venture, association, company, business trust or other entity in which the Company or ORBCOMM, as the case may be, directly or indirectly (i) beneficially owns or controls a majority of the outstanding voting securities having by the terms thereof ordinary voting power to elect a majority of the board of directors (or other body fulfilling a substantially similar function) of such entity (irrespective of whether or not at the time any class or classes of such voting securities shall have or might have voting power by reason of the happening of any contingency) or (ii) has the authority or ability to control the policies of such entity (including, but without limitation thereto, any partnership of which the Company or ORBCOMM, as the case may be, or a subsidiary is a general partner or owns or has the right to obtain a majority of limited partnership interests and any joint venture in which the Company or ORBCOMM, as the case may be, or a subsidiary has liability similar to the liability of a general partner of a partnership or owns or has the right to obtain a majority of the joint venture interests).

                 (e) This Agreement, the transactions contemplated herein, the Transaction Agreements and the Transactions have been duly and validly authorized by each of the Company and ORBCOMM (to the extent a party thereto) and each of this Agreement and each of the Transaction Agreements has been duly and validly executed and delivered by each of the Company and ORBCOMM.

                 (f) Except as disclosed in the Prospectus the execution, delivery, and performance of this Agreement and the Transaction Agreements, and the consummation of the transactions contemplated hereby and by the Transaction Agreements, do not and will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under or require approval or consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or ORBCOMM or any





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of its subsidiaries pursuant to the terms of any agreement, contract, indenture, mortgage, lease, license, permit or franchise to which the Company, ORBCOMM or any of its subsidiaries is a party, or by which any such entity or its assets is bound, that is material to the Company, or ORBCOMM and its subsidiaries taken as a whole (collectively, the "Material Contracts") or (ii) violate or conflict with any provision of the certificate of incorporation, by-laws, certificate of limited partnership, or limited partnership agreement of the Company or ORBCOMM or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company, ORBCOMM, or any of its subsidiaries or any of their respective properties or assets except for conflicts, encumbrances, breaches, violations or defaults (other than any relating to the certificate of incorporation, by-laws, certificate of limited partnership or limited partnership agreement of the Company or ORBCOMM, as the case may be) that would not, individually or in the aggregate, have a Material Adverse Effect or in the aggregate impair the Company's or ORBCOMM's ability to consummate the transactions contemplated herein or in any of the Transaction Documents. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company, ORBCOMM or any of its subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement, the Transaction Agreements or the consummation of the transactions contemplated hereby or the Transactions, including the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company hereunder, and the issuance, sale and delivery of the Partnership Units in accordance with the Subscription Agreement, except (i) the registration under the Act of the Shares and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and (ii) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Directed Shares are offered.

                 (g) All of the outstanding shares of Common Stock are duly and validly authorized and issued, fully paid and nonassessable and were not issued and are not now in violation of or subject to any preemptive rights. The Shares, when issued, delivered and sold in accordance with this Agreement, will be duly and validly issued and outstanding, fully paid and nonassessable, and, except as described in the Prospectus, will not have been issued in violation of or be subject to any preemptive or similar rights; and, except as described in or expressly contemplated by the Prospectus, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interests in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company. The Company had, at __________, 1998, an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus. The Common Stock, the Firm Shares and the Additional Shares conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus. The Common Stock has been approved for quotation on the Nasdaq National Market.





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                 (h)      All of the outstanding Partnership Units of ORBCOMM
are duly and validly authorized and issued, fully paid and nonassessable and were not issued and are not now in violation of or subject to any preemptive rights. The Partnership Units, when issued, delivered and sold to the Company in accordance with the Subscription Agreement, will be duly and validly issued and outstanding, fully paid and nonassessable, and will not have been issued in violation of or be subject to any preemptive or similar rights; and, except as described in or expressly contemplated by the Prospectus, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any equity interest in ORBCOMM, or any contract, commitment, agreement, understanding or arrangement of any equity interest of the Company. ORBCOMM had, at __________, 1998, an authorized and outstanding partner's capital as set forth in the Registration Statement and the Prospectus.

                 (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a Material Adverse Effect on the Company or ORBCOMM and its subsidiaries taken as a whole. The Company has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, franchises, certificates, licenses and permits (collectively, the "Authorizations") of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus with such exceptions as do not, and would not, individually or in the aggregate, have a Material Adverse Effect on the Company or ORBCOMM and its subsidiaries, taken as a whole, and no Authorization contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus. There are no statutes, regulations, contracts or other documents applicable to the Company that are required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                 (j) ORBCOMM has been duly formed and is validly existing as a limited partnership in good standing under the laws of its jurisdiction of formation. ORBCOMM is duly qualified and in good standing as a foreign limited partnership in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a Material Adverse Effect on the Company or ORBCOMM and its subsidiaries taken as a whole. ORBCOMM and its subsidiaries have all requisite corporate or partnership, as applicable, power and authority, and all necessary Authorizations of and from all public, regulatory or governmental agencies and bodies to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus with such exceptions as do not, and would not, individually or in the aggregate, have a Material





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Adverse Effect, and no Authorization contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus. There are no statutes, regulations, contracts or other documents applicable to ORBCOMM and its subsidiaries that are required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                 (k) The Company has no subsidiaries or investments in joint ventures. Attached as Schedule II is a list of each of the subsidiaries and joint ventures of ORBCOMM. Each of the subsidiaries is a wholly owned subsidiary of ORBCOMM except as is indicated on Schedule II. ORBCOMM has no obligation to make any capital contribution in respect of any of the joint ventures except as listed on Schedule II. Except as set forth in the Registration Statement and the Prospectus or set forth in Schedule II, neither the Company nor ORBCOMM directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity. ORBCOMM has no "significant subsidiary" as such term is defined in Rule 1-02 of Regulation S-X.

                 (l) Except as described in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company or ORBCOMM, threatened against or affecting the Transactions, the Company, ORBCOMM, any of its subsidiaries, OCC, Teleglobe Mobile or any of their respective properties or to which the Company, ORBCOMM, or any of its subsidiaries is or may be a party or to which any property of the Company, ORBCOMM or any of its subsidiaries is or may be subject which, if determined adversely to the Company or ORBCOMM or any of its subsidiaries, would result in a Material Adverse Effect on the Company or ORBCOMM and its subsidiaries, taken as a whole, and, to the best of the Company's or ORBCOMM's knowledge, no such proceedings are contemplated by governmental authorities or threatened by others.

                 (m) Neither the Company nor ORBCOMM has taken or will take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

                 (n) The financial statements, including the notes thereto, and supporting schedules included in the Registration Statement and the Prospectus present fairly the financial position of the Company, ORBCOMM and ORBCOMM's consolidated subsidiaries as of the dates indicated and the results of operations of the Company, ORBCOMM, and ORBCOMM's consolidated subsidiaries for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with the Regulations and with generally accepted accounting principles ("GAAP") applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The selected financial data and the summary financial data included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements included in the Registration Statement.





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                 (o)      Except as described in the Prospectus, no holder of
securities of the Company or ORBCOMM has any rights to the registration of securities of the Company or ORBCOMM because of the filing of the Registration Statement or otherwise in connection with the sale of the Shares contemplated hereby other than such rights as have been waived in writing as of the date hereof. Except as described in the Prospectus, no holder of Partnership Units has any rights to the subscription of additional Partnership Units or securities of the Company because of the filing of the Registration Statement or otherwise in connection with the sale of the Partnership Units contemplated by the Subscription Agreement or the sale of the Shares contemplated hereby.

                 (p) Neither the Company nor ORBCOMM is, or upon consummation of the transactions contemplated hereby or the Transactions will be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                 (q) The Federal Communications Commission (the "FCC") has authorized OCC to construct a mobile satellite system capable of operating in the 148.0-149.9 MHz band, and the 137.0-138.0 MHz band and 400.075-400.125 MHz band for its uplink and downlink feeds, respectively, consistent with the technical specifications set forth in its application, as modified, the FCC's rules and the conditions set forth in the FCC's Orders and Authorization (Orbital Communications Corporation, Order and Authorization, 9 FCC Rcd 6476
(1994); recon. denied, 10 FCC Rcd 7801 (1995); Orbital Communications Corporation, Modification Order, DA 98-617, released March 31, 1998).

                 (r) Except as described in the Prospectus, the Company and ORBCOMM (and, to the knowledge of the Company and ORBCOMM, persons or entities acting for or on their behalf, including, without limitation, Orbital Sciences Corporation, a Delaware corporation ("Orbital"), ORBCOMM's international licensees (the "International Licensees") or the United States Government and its agencies) have duly obtained all Authorizations of and from, and have made all applications, reports, declarations and filings with, all governmental and regulatory authorities, all self-regulatory organizations, all international organizations and bodies, all satellite systems and other non-governmental entities, and all courts and other tribunals, domestic or foreign, legally necessary to own, lease, license and use their respective properties and assets and to conduct their respective businesses, other than those for which the failure to so obtain or make would not, individually or in the aggregate, have a Material Adverse Effect on the Company or ORBCOMM and its subsidiaries taken as a whole.

                 (s) Except as described in the Prospectus, ORBCOMM owns or possesses or reasonably believes it can acquire on reasonable terms, patents, patent rights, licenses, inventions, copyrights (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, but excluding any required regulatory licenses or approvals), trademarks, service marks, trade names or other intellectual property, or that it can contract on reasonable terms with third parties who can acquire such intellectual property, necessary to carry on in all material respects the business now operated,

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or proposed to be operated, by ORBCOMM (collectively, "Intellectual Property")
and neither the Company nor ORBCOMM has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property currently owned by ORBCOMM or of any facts or circumstances which would render any such Intellectual Property invalid or inadequate to protect the interest of the Company or ORBCOMM and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would have a Material Adverse Effect on the Company or ORBCOMM and its subsidiaries taken as a whole.

                 (t) No relationship, direct or indirect, exists between or among the Company or ORBCOMM on the one hand, and the directors, officers, partners, stockholders, customers or suppliers of the Company or ORBCOMM on the other hand, which is required by the Act to be described in the Registration Statement and the Prospectus which is not so described.

                 (u) Each of the Company and ORBCOMM is in compliance with all environmental, safety or similar laws or regulations applicable to them or their business or property relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants and the disposal of hazardous or toxic substances, wastes, pollutants and contaminants, except where the failure to be in compliance, individually or in the aggregate, would not have or reasonably be expected to have a Material Adverse Effect on the Company or ORBCOMM and its subsidiaries taken as a whole.

                 (v) Neither the Company nor ORBCOMM nor any of its subsidiaries, nor to the knowledge of the Company or ORBCOMM, any other party, is in violation or breach of, or in default under (nor has an event occurred that with notice, lapse of time or both, would constitute a default under), any material obligation, term, covenant or condition contained in any Material Contract, and each such Material Contract is in full force and effect, and is the legal, valid and binding obligation of the Company, ORBCOMM or such subsidiary, as the case may be, and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) is enforceable as to the Company, ORBCOMM or such subsidiary, as the case may be, in accordance with its terms.

                 (w) Neither the Company nor ORBCOMM, nor to the best knowledge of the Company and ORBCOMM, any other party to any of the Transaction Agreements, is in breach of, or in default in the performance or observance of, any material obligation, term, covenant or condition contained in any of the Transaction Agreements to which it is a party. Each of the Transaction Agreements that the Company has delivered to the Underwriters is a true and correct copy thereof, and there have been no additional amendments, alterations, modifications or waivers thereto or in the exhibits or schedules thereto. Each of the Company and ORBCOMM has duly and validly authorized, executed and delivered each of the Transaction Agreements to which it is a party and, to the best of the Company's and ORBCOMM's knowledge, the other parties to each of the Transaction Agreements have duly

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and validly executed and delivered each of the Transaction Agreements and, assuming due and valid authorization, execution and delivery by such other parties, each of the Transaction Agreements to which it is a party is a legally valid and binding agreement of the Company and ORBCOMM (as applicable) and (subject to applicable bankruptcy, insolvency and other laws affecting the enforceability of creditors' rights generally) is enforceable as to the Company and ORBCOMM (as applicable) in accordance with its terms.

                 (x) The statements (including the assumptions described therein) included in the Registration Statement and the Prospectus relating to ORBCOMM's operations, prospects, markets, technical capabilities, funding needs, financing sources, pricing, launch and commercial service schedules and cash flows, as well as information concerning the estimated size of the addressable markets for satellite data and messaging communications services, future regulatory approvals, expected characteristics of competing systems and expected actions of third parties such as equipment suppliers, International Licensees and value-added-resellers constitute forward-looking statements within the meaning of Rule 175(c) of the Regulations and were made by the Company and ORBCOMM with a reasonable basis and reflect the Company's and ORBCOMM's good faith estimate of the matters described therein.

                 (y) The statements set forth in the Prospectus under the captions "Description of the Partnership Agreement," "Description of the Senior Notes" and "Description of the Capital Stock," insofar as they purport to constitute a summary of the terms of the Partnership Units, the Notes and the Common Stock, as the case may be, and to describe the provisions of the laws and documents referred to therein, and under the captions "Risk Factors--Regulatory Risks," "Risk Factors--Operating Risks--Reliance on Third Parties," "Certain Relationships and Related Transactions," and "Governance of the Company and Relationship with ORBCOMM," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

                 (z) The Company, ORBCOMM and ORBCOMM's subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to the respective assets of the Company, ORBCOMM and each such subsidiary, as the case may be, is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                 (aa) There are no existing or, to the knowledge of the Company or ORBCOMM, threatened labor disputes with the employees of the Company, ORBCOMM or any of its subsidiaries or, to the knowledge of the Company and ORBCOMM, Orbital or Teleglobe Mobile, which are likely to have a Material Adverse Effect on the Company or ORBCOMM and its subsidiaries taken as a whole.

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                 (bb)     Each employee benefit plan, within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by, or has been contributed to by, the Company, ORBCOMM or any of ORBCOMM's affiliates for employees or former employees of the Company, ORBCOMM and ORBCOMM's affiliates has been maintained in compliance with its terms in all material respects and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended ("Code"). No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption. For each such plan which is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no "accumulated funding deficiency" as defined in Section 412 of the Code has incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeded the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

                 (cc) The Company and ORBCOMM have filed all material federal, state and foreign income and franchise tax returns required to be filed as of the date hereof and have paid all taxes shown as due thereon, except to the extent such taxes are (i) currently payable without penalty or interest or (ii) being contested in good faith, and there is no tax deficiency that has been asserted against the Company, ORBCOMM or its subsidiaries.

                 (dd) Each of the Company, ORBCOMM and its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company, ORBCOMM and its subsidiaries are engaged. Except as disclosed in the Prospectus, neither the Company nor ORBCOMM nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage from similar insurers as may be necessary to continue its business.

                 (ee) The general partners of ORBCOMM are OCC and Teleglobe Mobile (collectively, the "General Partners"). Each of the General Partners has been duly formed, organized or incorporated, as the case may be, and is validly existing and in good standing as a partnership or corporation, as the case may be, under the laws of its jurisdiction of formation or incorporation, as the case may be, with all requisite partnership or corporate power and authority, as the case may be, under such laws, and, except to the extent set forth in the Registration Statement and the Prospectus, all legally necessary Authorizations of and from regulatory or governmental officials, bodies and tribunals, (i) to own, lease and operate its properties and to conduct its business as now conducted and as described in the Registration Statement and Prospectus and (ii) to enter into, deliver, incur and perform its obligations under the Transaction Agreements, to the extent it is a party thereto, and each of the General Partners is duly qualified to do business as a foreign partnership or foreign corporation, as the case may be, and is in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or to have obtained such Authorizations would not have a Material Adverse Effect on it.

                 2. Purchase, Sale and Delivery of the Shares. (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters and the Underwriters, severally and not jointly, agree to purchase from the Company, at a purchase price per share of $_______, the number of Firm Shares set forth opposite the respective names of the Underwriters on Schedule I hereto plus any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

                 (b) Payment of the purchase price, and delivery of certificates, for the Shares shall be made at the office of Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, or at such other place as shall be agreed upon by you and the Company, at 10:00 A.M. on the third or fourth business day (as permitted under Rule 15c6-1 under the Securities and Exchange Act of 1934, as amended (the "Exchange Act")) (unless postponed in accordance with the provisions of Section 9 hereof) following the date of the effectiveness of the Registration Statement (or, if the Company has elected to rely upon Rule 430A of the Regulations, the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) after the determination of the initial public offering price of the Shares), or such other time not later than ten business days after such date as shall be agreed upon by you and the Company (such time and date of payment and delivery being herein called the "Closing Date"). Payment shall be made to the Company by wire transfer in same day funds, against delivery to you for the respective accounts of the Underwriters of certificates for the Shares to be purchased by them. Certificates for the Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

                 (c) In addition, the Company hereby grants to the Underwriters the option to purchase up to 900,000 Additional Shares at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares as set forth in this Section 2, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters. This option may be exercised at any time, in whole or in part, on or before the thirtieth day following the date of the Prospectus, by written notice by you to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by you, when the Additional Shares are to be delivered (such date and time being herein sometimes referred to as the "Additional Closing Date"); provided, however, that the Additional Closing Date shall not be earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Certificates for the Additional Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Additional Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date.

                 The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to the total number of Firm Shares being purchased from the Company, subject, however, to such adjustments to eliminate any fractional shares as you in your sole discretion shall make.

                 Payment for the Additional Shares shall be made by wire transfer in same day funds at the offices of Bear, Stearns & Co. Inc., or such other location as may be mutually acceptable, upon delivery of the certificates for the Additional Shares to you for the respective accounts of the Underwriters.

                 (d) The Company and the Underwriters agree that up to 600,000 of the Firm Shares to be purchased by the Underwriters (the "Directed Shares") shall be reserved for sale by the Underwriters to eligible employees of ORBCOMM and certain affiliates, as part of the distribution of the Shares by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. and all other applicable laws, rules and regulations. To the extent that such Directed Shares are not orally confirmed for purchase by such eligible employees of ORBCOMM and certain affiliates by the end of the first day of this Agreement, such Directed Shares may be offered to the public as part of the public offering contemplated hereby. Offers and sales of Directed Shares to eligible employees of ORBCOMM and certain affiliates in the Provinces of Quebec, British Columbia, Ontario or Nova Scotia, Canada will be effected by the Underwriters or their affiliates at the request of and as agent of the Company pursuant to prospectus exemptions available in Quebec, British Columbia, Ontario or Nova Scotia.

                 3. Offering. Upon your authorization of the release of the Firm Shares, the Underwriters propose to offer the Shares for sale to the public (the "Offering") upon the terms set forth in the Prospectus.

                 4. Covenants of the Company. The Company and ORBCOMM, as applicable, covenant and agree with the Underwriters that:

                 (a) If the Registration Statement has not yet been declared effective the Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as possible, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b) or Rule 434, the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) or Rule 434 within the prescribed time period and will provide evidence satisfactory to you of such timely filing. If the Company elects to rely on Rule 434, the Company will prepare and file a term sheet that complies with the requirements of Rule 434.

                 The Company will notify you immediately (and, if requested by you, will confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, (v) of the receipt of any comments from the Commission, and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b) or Rule 434) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement before or after the effective date of the Registration Statement to which you shall reasonably object in writing after being timely furnished in advance a copy thereof.

                 (b) If at any time when a prospectus relating to the Shares is required to be delivered under the Act any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company or ORBCOMM include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Act or the Regulations, the Company and ORBCOMM will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance reasonably satisfactory to you) which will correct such statement or omission and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

                 (c) The Company will promptly deliver to you four signed copies of the Registration Statement, including exhibits and all amendments thereto, and the Company will promptly deliver to each of the Underwriters such number of copies of any preliminary prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, as you may reasonably request.

                 (d) The Company will endeavor in good faith, in cooperation with you, at or prior to the time of effectiveness of the Registration Statement, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions (domestic or foreign) as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

                 (e) The Company will make generally available (within the meaning of Section 11(a) of the Act) to its security holders and to you as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earning statement (in form complying with the provisions of Rule 158 of the Regulations) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

                 (f) During the period of 180 days from the date of the Prospectus, neither the Company nor ORBCOMM will, without your prior written consent, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any Common Stock or Partnership Units (or any securities convertible into, exercisable for or exchangeable for Common Stock or Partnership Units), and each of the Company and ORBCOMM will obtain the undertaking of (i) each of their respective executive officers, each of the directors of the Company, each of the Members of the ORBCOMM Committee (as defined in the Prospectus), the executive officers of Orbital and Teleglobe, the executive officers and directors of OCC and the executive officers and directors of the managing partner of Teleglobe Mobile not to offer or agree to sell, grant any option for the sale of or otherwise dispose of any shares of Common Stock held by them (or any securities convertible into, exercisable for or exchangeable for shares of Common Stock) and (ii) each of OCC and Telegloble Mobile not to, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of or otherwise dispose of any shares of Common Stock, Partnership Units, shares of capital stock of OCC or partnership interests of Teleglobe Mobile (or any securities convertible into, exercisable for or exchangeable for shares of Common Stock, Partnership Units, shares of capital stock of OCC or partnership interests of Telegloble Mobile), in each case in respect of (i) and (ii), without your prior written consent and other than the Company's sale of Shares hereunder, the exchange of Partnership Units to the extent permitted under the Unit Exchange Agreement and the Company's issuance of Common Stock upon the exercise of currently outstanding stock options and the grant of options pursuant to the 1998 Equity Plan of the Company and ORBCOMM.

                 (g) During the period of 180 days from the date of the Prospectus, neither Orbital, Teleglobe nor TRI, nor any of their direct or indirect subsidiaries who hold shares of common stock of OCC or partnership interests of Teleglobe Mobile will, without your prior written consent, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of common stock of OCC or partnership interests of Teleglobe Mobile (or any securities convertible into, exercisable for or exchangeable for shares of common stock of OCC or partnership interests of Teleglobe Mobile).

                 (h) During a period of three years from the effective date of the Registration Statement, the Company will furnish to you copies of
(i) all reports to its shareholders; and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange.

                 (i) Each of the Company and ORBCOMM will apply the proceeds from the sale of the Shares as set forth under "Use of Proceeds" in the Prospectus.

                 (j) The Company will use its best efforts to effect and maintain the quotation of the Shares on the Nasdaq National Market.

                 (k) The Company hereby agrees that it will use its best efforts to ensure that the Directed Shares will be restricted as required by the National Association of Securities Dealers, Inc., or the National Association of Securities Dealers, Inc. rules, from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Directed Shares, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

                 (l) The Company will comply with Rule 463 of the Regulations.

                 (m) ORBCOMM will cooperate with the Underwriters and will use its best efforts to cause the Company to carry out and perform its obligations as set forth in this Agreement.

                 5. Payment of Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to, and ORBCOMM hereby agrees to cause the Company to, pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereof (including all exhibits thereto), any preliminary prospectus, the Prospectus and any amendments or supplements thereto (including, without limitation, fees and expenses of the accountants and counsel of the Company (and ORBCOMM agrees to pay all such fees and expenses relating to ORBCOMM), the underwriting documents (including this Agreement and the Agreement among Underwriters and all other documents related to the public offering of the Shares (including those supplied to the Underwriters in quantities as hereinabove stated)), (ii) the issuance, transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the qualification of the Shares under state or foreign securities or Blue Sky laws, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and the fees of counsel for the Underwriters and such counsel's disbursements in relation thereto, (iv) quotation of the Shares on the Nasdaq National Market, (v) filing fees of the Commission and the National Association of Securities Dealers, Inc., (vi) the cost of printing certificates representing the Shares, (vii) the cost and charges of any transfer agent or registrar and (viii) the costs and expenses of the Consent Solicitation.

                 6. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 6, "Closing Date" shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), to the absence from any certificates, opinions, written statements or letters furnished to you or to Fried, Frank, Harris, Shriver & Jacobson ("Underwriters' Counsel") pursuant to this Section 6 of any misstatement or omission, to the performance by the Company and ORBCOMM of their respective obligations hereunder, and to the following additional conditions:

                 (a) The Registration Statement shall have become effective and all necessary foreign regulatory or stock exchange approvals have been received not later than 5:30 P.M., New York time, on the date of this Agreement or at such later time and date as shall have been consented to in writing by you; if the Company shall have elected to rely upon Rule 430A or Rule 434 of the Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof; and, at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

                 (b) At the Closing Date you shall have received the opinion of Mary Ellen Seravalli, General Counsel for the Company and ORBCOMM, dated the Closing Date, addressed to the Underwriters and in form and substance reasonably satisfactory to Underwriters' Counsel, to the effect that:

                          (i) ORBCOMM has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware. ORBCOMM is duly qualified and in good standing as a foreign limited partnership in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing that would not in the aggregate have a Material Adverse Effect on ORBCOMM. ORBCOMM has all requisite partnership power and authority to own, lease and license its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus.

                          (ii) ORBCOMM has an authorized capital as set forth in the Registration Statement and the Prospectus.

                          (iii) This Agreement and each of the Transaction Agreements and the transactions contemplated herein and the Transactions have been duly and validly authorized by each of the Company and ORBCOMM (in the case of the Transaction Agreements, to the extent a party thereto) and each of this Agreement and each of the Transaction Agreements has been duly and validly executed and delivered by each of the Company and ORBCOMM (in the case of the Transaction Agreements, to the extent a party thereto). Each of the Transaction Agreements constitutes a valid and binding obligation of each of the Company and ORBCOMM (to the extent a party thereto), enforceable against each of the Company and ORBCOMM (to the extent a party thereto) in accordance with its terms, subject as to enforcement to bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting enforcement of creditors' rights generally or to general principles of equity.

                          (iv) The Shares to be sold under this Agreement to the Underwriters are duly authorized for quotation on the Nasdaq National Market.

                          (v) There is no litigation or governmental or other action, suit, proceeding or investigation before any court or before or by any public, regulatory or governmental agency or body pending or to the best of such counsel's knowledge, threatened against, or involving the properties or business of, the Company, ORBCOMM or any of its subsidiaries or, to the best knowledge of such counsel, OCC or Teleglobe Mobile, that is of a character required to be disclosed in the Registration Statement and the Prospectus that has not been properly disclosed therein.

                          (vi) The execution, delivery, and performance of this Agreement and each of the Transaction Agreements and the consummation of the transactions contemplated hereby and the Transactions by the Company and ORBCOMM do not and will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any agreement, instrument, franchise, license or permit known to such counsel to which the Company, ORBCOMM or any of its subsidiaries is a party or by which any of such persons or their respective properties or assets may be bound or (B) violate or conflict with any provision of the organizational documents of the Company, ORBCOMM or any of its subsidiaries, or, to the knowledge of such counsel, any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company, ORBCOMM or any of its subsidiaries or any of their respective properties or assets except for conflicts, encumbrances, breaches, violations or defaults (other than any relating to the organizational documents of the Company, ORBCOMM or its subsidiaries) that would not, individually or in the aggregate, have a Material Adverse Effect on the Company or ORBCOMM and its subsidiaries taken as a whole or in the aggregate impair the Company's or ORBCOMM's ability to consummate the transactions contemplated herein or in any of the Transaction Documents. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental, or regulatory agency or body (other than the FCC or state securities laws) having jurisdiction over the Company, ORBCOMM or any of its subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement, the Transaction Agreements or the consummation of the transactions contemplated hereby and the Transactions, except for (1) such as may be required under foreign or state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters (as to which such counsel need express no opinion) and (2) such as have been made or obtained under the Act.

                 In rendering such opinion, such counsel may rely as to certain matters of fact on certificates of officers of the Company, ORBCOMM, OCC and Teleglobe Mobile, provided that such counsel shall state that she believes that both you and she are justified in relying upon such certificates.

                 (c) At the Closing Date you shall have received the opinion of Latham & Watkins, counsel for the Company and ORBCOMM, dated the Closing Date, addressed to the Underwriters and in form and substance reasonably satisfactory to Underwriters' Counsel, to the effect that:

                          (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus. Based solely on certificates from public officials, we confirm that the Company is qualified to do business in the following states: Delaware and Virginia.

                          (ii) The Company has an authorized capital stock as set forth in the Registration Statement and the Prospectus. All of the outstanding shares of Common Stock are duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights.

                          (iii) The Shares to be issued and sold by the Company pursuant to this Agreement have been duly authorized and, when issued to and paid for by you and the other Underwriters in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and free of any preemptive rights.

                          (iv) All of the Partnership Units issued, or to be issued on the Closing Date, to OCC and Teleglobe Mobile, have been duly authorized, are fully paid and non-assessable and were not issued in violation of or subject to any preemptive rights. The Partnership Units to be delivered to the Company on the Closing Date have been duly authorized and, when issued to and paid for by the Company in accordance with the terms of the Subscription Agreement, will be validly issued, fully paid and non-assessable, and will not have been issued in violation of or subject to any preemptive rights.

                          (v) This Agreement has been duly authorized, executed and delivered by each of the Company and ORBCOMM; the issuance and sale of the Shares by the Company pursuant to this Agreement will not result in the violation by the Company or ORBCOMM of (i) the Company's Certificate of Incorporation or By-laws; (ii) ORBCOMM's Certificate of Limited Partnership or Partnership Agreement; or (iii) any federal or New York statute, rule or regulation or the General Corporation Law of the State of Delaware known to us to be applicable to the Company or ORBCOMM (other than federal or state securities laws, which are specifically addressed elsewhere); and to the best of our knowledge no consent, approval, authorization or order of, of filing with, any federal or New York court or governmental agency or body is required for the consummation of the issuance and sale of the Shares by the Company pursuant to this Agreement, except as such as have been obtained under the Act and such as may be required under state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

                          (vi) The Registration Statement has become effective under the Act and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated or threatened by the Commission and any required filing of the Prospectus pursuant to Rule 424(b) under the Act has been made in accordance with Rule 424(b) and 430A under the Act.

                          (vii) The Registration Statement and the Prospectus comply as to form in all material respects with the requirements for registration statements on Form S-1 under the Act and the Regulations; it being understood that such counsel expresses no opinion with respect to the financial statements, schedules and other financial data included in the Registration Statement or the Prospectus. In passing on compliance as to form of the Registration Statement as the Prospectus, such counsel has assumed that the statements made therein are correct and complete.

                          (viii) The statements set forth in the Prospectus under the captions "Description of the Partnership Agreement," "Description of Senior Notes" and "Description of Capital Stock," insofar as they purport to constitute a summary of the terms of the Common Stock, the Partnership Units and the Notes, as the case may be, and to describe the provisions of the laws and documents referred to therein, and under the captions "Risk Factors--Operating Risks--Reliance on Third Parties," "Certain Relationships and Related Transactions," and "Governance of the Company and Relationship with ORBCOMM," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

                          (ix) Neither the Company nor ORBCOMM is an "investment company" or a company "controlled" by an "investment company" as defined in the Investment Company Act of 1940, as amended.

                 In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and other representatives of the Company, ORBCOMM and ORBCOMM's partners, representatives of the independent public accountants for the Company and ORBCOMM and the Underwriters, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus and have not made any independent check or verification thereof, during the course of such participation, no facts came to such counsel's attention that caused such counsel to believe that the Registration Statement, at the time it became effective (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) or Rule 434, if applicable), or any amendment thereof made prior to the Closing Date as of the date of such amendment, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel expresses no belief with respect to the financial statements, schedules and other financial data included in the Registration Statement.

                 In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws; (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company, ORBCOMM, OCC and Teleglobe Mobile and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate or partnership existence or good standing of the Company, ORBCOMM and its subsidiaries, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel. The opinion of such counsel for the Company and ORBCOMM shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, you and they are justified in relying thereon.

                 (d) At the Closing Date, you shall have received the opinion of Halprin, Temple, Goodman & Sugrue, dated the Closing Date, addressed to the Underwriters and in form and substance reasonably satisfactory to Underwriters' Counsel, to the effect that:

                          (i) The information in the Prospectus accurately and completely summarize in all material respects the status of all material licenses, permits, approvals and other authorizations (including FCC licenses and authorizations) granted to OCC with respect to the provision of satellite services via the ORBCOMM System as described therein.

                          (ii) To the best of such counsel's knowledge, OCC and, to the extent applicable, Orbital and ORBCOMM: (a) are in substantial compliance with the Communications Act of 1934, as amended, and the rules and regulations of the FCC promulgated thereunder as they relate to the FCC licenses, permits, approvals and authorizations referred to in clause (i) above, and (b) have made all material filings, reports, applications and submissions required thereunder as they relate to the FCC licenses, permits, approvals and authorizations referred to in clause (i) above, except as indicated in the Registration Statement, which filings, reports, applications and submissions, to the best of such counsel's knowledge, are true, complete and correct in all material respects.

                          (iii) No consent, approval, authorization or order of the FCC is required to be obtained by Orbital OCC, the Company or ORBCOMM in connection with the authorization, issuance, sale or delivery of the Shares by ORBCOMM or in connection with the execution, delivery and performance of this Agreement, the Transaction Agreements or the consummation of the transactions contemplated hereby or the Transactions.

                          (iv) The descriptions relating to the allocation of spectrum and to the licensing of the ORBCOMM System contained in the Registration Statement accurately summarize in all material respects the relevant laws and regulations pertaining to and the status of, such allocation and licensing of the ORBCOMM system and the statements set forth in the Prospectus under the caption "Risk Factors--Regulatory Risks" insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

                          (v) The FCC has authorized OCC to construct a mobile satellite system capable of operating in the 148.0-149.9 MHz band, and the 137.0-138.0 MHz and 400.075-400.125 MHz bands for its uplink and downlink feeds, respectively, consistent with the technical specifications set forth in its application, as modified, the FCC's rules (unless specifically waived) and the conditions set forth in the FCC's Order and Authorization (Orbital Communications Corporation, Order and Authorization, 9 FCC Rcd 6476 (1994); recon. denied, 10 FCC Rcd 7801 (1995); Orbital Communications Corporation, Modification Order, DA 98-617, released March 31, 1998).

                 In rendering such opinions, such counsel may (A) limit such opinions to matters relating to the Communications Act of 1934, as amended, and the rules, regulations and policies of the FCC and International Treaties relating to communications to which the United States is a party (collectively, the "Act") and (B) rely (1) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws; (2) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company, ORBCOMM and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, ORBCOMM and its subsidiaries, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel. The opinion of such counsel for the Company and ORBCOMM shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, you and they are justified in relying thereon.

                 (e) All proceedings taken in connection with the sale of the Firm Shares and the Additional Shares as herein contemplated shall be reasonably satisfactory in form and substance to you and to Underwriters' Counsel, and the Underwriters shall have received from said Underwriters' Counsel a favorable opinion, dated as of the Closing Date with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as you may reasonably require, and the Company and ORBCOMM shall have furnished to Underwriters' Counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                 (f) At the Closing Date, you shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of each of the Company and ORBCOMM, dated the Closing Date to the effect that (i) the condition set forth in subsection (a) of this Section 6 has been satisfied,
(ii) as of the date hereof and as of the Closing Date the representations and warranties of each of the Company and ORBCOMM set forth in Section 1 hereof are accurate, (iii) as of the Closing Date the obligations of each of the Company and ORBCOMM to be performed hereunder on or prior thereto have been duly performed and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor ORBCOMM nor any of its subsidiaries has sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any Material Adverse Effect on the Company, or ORBCOMM and its subsidiaries taken as a whole, except in each case as described in the Prospectus.

                 (g) At the time this Agreement is executed and at the Closing Date, you shall have received a letter from KPMG Peat Marwick LLP, independent public accountants for the Company and ORBCOMM, dated, respectively, as of the date of this Agreement and as of the Closing Date, addressed to the Underwriters and in form and substance reasonably satisfactory to you, to the effect that: (i) they are independent certified public accountants with respect to the Company and ORBCOMM within the meaning of the Act and the Regulations and stating that the answer to Item 10 of the Registration Statement is correct insofar as it relates to them; (ii) stating that, in their opinion, the financial statements and schedules of each of the Company and ORBCOMM included in the Registration Statement and the Prospectus and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder; (iii) on the basis of procedures consisting of a reading of the latest available unaudited interim consolidated financial statements of the Company, ORBCOMM and its subsidiaries, a reading of the minutes of meetings and consents of the stockholders and board of directors of the Company, general partners of ORBCOMM and the board of directors of ORBCOMM's subsidiaries and the committees of such boards subsequent to inquiries of officers and other employees of the Company, ORBCOMM and its subsidiaries who have responsibility for financial and accounting matters of the Company, ORBCOMM and its subsidiaries with respect to transactions and events subsequent to December 31, 1997 and other specified procedures and inquiries to a date not more than five days prior to the date of such letter, nothing has come to their attention that would cause them to believe that: (A) the unaudited consolidated financial statements and schedules of the Company and ORBCOMM presented in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and, if applicable, the Exchange Act and the applicable published rules and regulations of the Commission thereunder or that such unaudited consolidated financial statements are not fairly presented in conformity with GAAP applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement and the Prospectus; (B) with respect to the period subsequent to December 31, 1997 there were, as of the date of the most recent available monthly consolidated financial statements of the Company, ORBCOMM and its subsidiaries, if any, and as of a specified date not more than five days prior to the date of such letter, any changes in the capital stock, partners' capital or long-term indebtedness of the Company or ORBCOMM or any decrease in the net current assets or stockholders' equity of the Company or the net current assets a partners' capital of ORBCOMM, in each case as compared with the amounts shown in the most recent balance sheet presented in the Registration Statement and the Prospectus, except for changes or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter or (C) that during the period from December 31, 1997 to the date of the most recent available monthly consolidated financial statements of the Company, ORBCOMM and its subsidiaries, if any, and to a specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period in the prior fiscal year, in total revenues, or total or per share net income, except for decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; and (iv) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, and other financial information pertaining to the Company, ORBCOMM and its subsidiaries set forth in the Registration Statement and the Prospectus, which have been specified by you prior to the date of this Agreement, to the extent that such amounts, numbers, percentages, and information may be derived from the general accounting and financial records of the Company, ORBCOMM and its subsidiaries or from schedules furnished by the Company or ORBCOMM, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by you set forth in such letter, and found them to be in agreement.

                 (h) Prior to the Closing Date, the Company and ORBCOMM shall have furnished to you such further information, certificates and documents as you may reasonably request.

                 (i) You shall have received (A) from each executive officer and director of the Company, each Member of the ORBCOMM Committee (as defined in the Prospectus), each executive officer of Orbital and Teleglobe, each executive officer and director of OCC and each executive officer and director of the managing partner of Teleglobe Mobile, an agreement to the effect that such person will not, directly or indirectly, without your prior written consent, offer, sell, offer or agree to sell, grant any option to purchase or otherwise dispose (or announce any offer, sale, grant of an option to purchase or other disposition) of any shares of Common Stock (or any securities convertible into, exercisable for or exchangeable for shares of Common Stock) for a period of 180 days after the date of the Prospectus and (B) from each of OCC and Teleglobe Mobile an agreement to the effect that such person will not, directly or indirectly, without your prior written consent, offer, sell, offer or agree to sell, grant any option to purchase or otherwise dispose (or announce any offer, sale, grant of an option to purchase or other disposition) of any shares of Common Stock, Partnership Units, shares of capital stock of OCC or partnership interests of Teleglobe Mobile (or any securities convertible into, exercisable for or exchangeable for shares of Common Stock, Partnership Units, shares of capital stock of OCC or partnership interests of Teleglobe Mobile) for a period of 180 days after the date of the Prospectus, in each case in respect of (A) and (B), other than the Company's sale of Shares hereunder, the exchange of Partnership Units to the extent permitted under the Unit Exchange Agreement and the Company's issuance of Common Stock upon the exercise of currently outstanding options and the grant of options pursuant to the 1998 Equity Plan of the Company and ORBCOMM. In addition, the Company shall have received a similar agreement with similar effect for a period of 180 days after the date of the Prospectus from each person purchasing Directed Shares as listed on Schedule III hereto, subject to ORBCOMM's (rather than your) prior written consent.

                 (j) You shall have received from each of Orbital, Teleglobe and TRI an agreement to the effect they will not, directly or indirectly, without your prior written consent, issue, sell, offer, or agree to sell, grant any option for or otherwise dispose (or announce any offer, sale, grant of an option for or other disposition) of any shares of common stock of OCC or partnership interests of Teleglobe Mobile (or any securities convertible into, exercisable for or exchangeable for shares of common stock of OCC or partnership interests of Teleglobe Mobile) for a period of 180 days after the date of the Prospectus.

                 (k) At the Closing Date, the Common Stock shall have been approved for quotation on the Nasdaq National Market, subject only to official notice of issuance.

                 (l) At the Closing Time, the transactions contemplated herein and the Transactions shall have been duly and validly effected and all corporate proceedings and legal matters incident to the transactions contemplated herein and the Transactions shall be reasonably satisfactory to counsel for the Underwriters.

                 If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to you and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be canceled by you at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be canceled by you at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone, telex or telegraph, confirmed in writing.

                 7. Indemnification. (a) The Company and ORBCOMM, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any (i) untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the violation of any applicable laws or regulations of foreign jurisdictions where Shares have been offered and (iii) any untrue statement or alleged untrue statement of a material fact included in the supplement or prospectus wrapper material distributed in connection with the reservation and sale of the Directed Shares to eligible employees of ORBCOMM and certain affiliates or otherwise or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with the Prospectus or preliminary prospectus, not misleading; provided, however, that the Company and ORBCOMM will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company or ORBCOMM by or on behalf of any Underwriter through you expressly for use therein; and provided, further, that neither ORBCOMM nor the Company will be liable to an Underwriter with respect to any preliminary prospectus to the extent that ORBCOMM or the Company shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that such Underwriter in contravention of a requirement of this Agreement or applicable law, sold Shares to a person to whom such Underwriter failed to send or give, at or prior to the Closing Date, a copy of the Prospectus as then amended or supplemented if the Company has previously furnished copies thereof (sufficiently in advance of the Closing Date to allow for distribution by the Closing Date) to the Underwriter and the loss, liability, claim, damage or expense of such Underwriter resulted from an untrue statement or omission or alleged untrue statement or omission of a material fact contained in or omitted from the preliminary prospectus which was corrected in the Prospectus as, if applicable, amended or supplemented prior to the Closing Date. This indemnity agreement will be in addition to any liability which the Company or ORBCOMM may otherwise have including under this Agreement.

                 (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company and ORBCOMM, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), jointly or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which any Underwriter may otherwise have including under this Agreement. The Company and ORBCOMM each acknowledge that the statements set forth in the last paragraph of the cover page, the first paragraph of text on the inside front cover page of the Prospectus (regarding stabilization), and the third and eleventh paragraphs of text under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the registration statement relating to the Shares as originally filed or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

                 (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties; provided, however, that in connection with any one such action, or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, the indemnifying parties shall be liable at any time only for the fees and expenses of any (A) one principal firm and (B) one local counsel in each jurisdiction in which it is deemed necessary to retain such local counsel for the indemnified parties unless, in either of (A) or (B) above, the representations of all indemnified parties by the same counsel would be inappropriate in light of actual or potential differing interests among them. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

                 (d) In connection with the offer and sale of the Directed Shares, each of the Company and ORBCOMM jointly and severally agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of (i) the failure of eligible employees of ORBCOMM or its affiliates to pay for and accept delivery of Directed Shares which, following the effectiveness of the Registration Statement, were subject to a properly confirmed agreement to purchase and (ii) the violation of any securities laws of foreign jurisdictions in connection with any offer and/or sale of Directed Shares.

                 8. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and ORBCOMM, on the one hand, and the Underwriters, on the other hand, shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company or ORBCOMM any contribution received by the Company or ORBCOMM from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company or ORBCOMM within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and ORBCOMM and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and ORBCOMM, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and ORBCOMM, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and ORBCOMM, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and ORBCOMM and (y) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and ORBCOMM, on the one hand and of the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or ORBCOMM by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, ORBCOMM and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above.
Notwithstanding the provisions of this Section 8, (i) in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 8 and the preceding sentence, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this
Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company or ORBCOMM within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company and ORBCOMM, subject in each case to clauses (i) and (ii) of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this
Section 8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.

                 9. Default by an Underwriter. (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by you pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of Firm Shares set forth opposite their respective names in Schedule I hereto bear to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters.

                 (b) In the event that such default relates to more than 10% of the Firm Shares or Additional Shares, as the case may be, you may in your discretion arrange for yourself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Additional Shares, as the case may be, to which such default relates on the terms contained herein. In the event that within 5 calendar days after such a default you do not arrange for the purchase of the Firm Shares or Additional Shares, as the case may be, to which such default relates as provided in this Section 9, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Company to sell the Additional Shares shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Section 5, 7(a) and 8 hereof) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

                 (c) In the event that the Firm Shares or Additional Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.

                 10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriters, the Company and ORBCOMM contained in this Agreement, including the agreements contained in Section 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company and ORBCOMM, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8 and 11(d) hereof shall survive the termination of this Agreement, including termination pursuant to Section 9 or 11 hereof.

                 11. Effective Date of Agreement; Termination. (a) This Agreement shall become effective, upon the later of when (i) you and the Company shall have received notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. If either the initial public offering price or the purchase price per Share has not been agreed upon prior to 5:00 P.M., New York time, on the fifth full business day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to the Company or the Underwriters except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you or by you notifying the Company. Notwithstanding the foregoing, the provisions of this
Section 11 and of Sections 1, 5, 7 and 8 hereof shall at all times be in full force and effect.

                 (b) You shall have the right to terminate this Agreement at any time prior to the Closing Date or the obligations of the Underwriters to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, if (i) any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the market for the Company's or ORBCOMM's securities or securities in general; or (ii) if trading on the New York or American Stock Exchanges or Nasdaq National Market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York or American Stock Exchanges or Nasdaq National Market by the New York or American Stock Exchanges or the National Association of Securities Dealers Automated Quotation System, Inc. or by order of the Commission or any other governmental authority having jurisdiction; or (iii) if a banking moratorium has been declared by a state or federal authority or if any new restriction materially adversely affecting the distribution of the Firm Shares or the Additional Shares, as the case may be, shall have become effective; or (iv) if any downgrading in the rating of ORBCOMM's debt securities by any "nationally recognized statistical rating-organization" (as defined for purposes of Rule 436(g) under the Act; or (v) (A) if the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or (B) if there shall have been such change in political, financial or economic conditions if the effect of any such event in (A) or (B) as in your judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms contemplated by the Prospectus.

                 (c) Any notice of termination pursuant to this Section 11 shall be by telephone, telex, or telegraph, confirmed in writing by letter.

                 (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by you as provided in Section 11(a) hereof or (ii) Section 9(b) or 11(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company or ORBCOMM to perform any agreement herein or comply with any provision hereof, the Company and ORBCOMM jointly and severally will, subject to demand by you, reimburse the Underwriters for all out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

                 12. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to any Underwriter, shall be mailed, delivered, or telexed or telegraphed and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Equity Syndicate Department and J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260,
Attention: Michael Tiedemann; if sent to the Company, shall be mailed, delivered, or telegraphed and confirmed in writing to it c/o ORBCOMM Global, L.P., 2455 Horse Pen Road, Herndon, Virginia 20171, Attention: General Counsel.

                 13. Parties. This Agreement shall insure solely to the benefit of, and shall be binding upon, the Underwriters, the Company and ORBCOMM and the controlling persons, directors, officers, employees and agents referred to in Section 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

                 14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, but without regard to principles of conflicts of law.

                 If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                          Very truly yours,

                          ORBCOMM CORPORATION


                          By:
                              ----------------------------
                              Name:  Scott L. Webster
                              Title: President and Chief
                                      Executive Officer



                          ORBCOMM GLOBAL, L.P.

                          By:
                              ----------------------------
                              Scott L. Webster
                              Chairman and Chief Executive Officer

Accepted as of the date first above written

BEAR, STEARNS & CO. INC.


By:
    -------------------------
    Name:
    Title:


J.P. MORGAN SECURITIES INC.


By:
    -------------------------
    Name:
    Title:




On behalf of themselves and the other
Underwriters named in Schedule I hereto.

                                  SCHEDULE I

                                                          Number of
 Name of Underwriter                             Firm Shares to be Purchased
 -------------------                             ---------------------------

 Bear, Stearns & Co. Inc.

 J.P. Morgan Securities Inc.



 Total . . . . . . . . . . . . . . . .                      6,000,000
                                                      --------------------

                                  SCHEDULE II



       [Names of subsidiaries, joint ventures and other equity interests]

                                  SCHEDULE III


                      [Names of Directed Share purchasers
                       subject to the lock-up provision]